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                                                                    Exhibit 99.1


Duane Kimble                                  Ken Di Paola or Joel Pomerantz
Baldwin Piano & Organ Company                 The Dilenschneider Group
(513) 754-4647                                (212) 922-0900


                     BALDWIN PIANO ANNOUNCES SALES FALL OFF
                              AND LIQUIDITY SQUEEZE

         MASON, Ohio, April 24, 2001--Baldwin Piano & Organ Company (NASDAQ:
BPAO) today announced disappointing April sales trends and tighter lending terms from its primary lender, which, taken together, are exacerbating Baldwin's current liquidity situation. Baldwin is currently in discussions with its primary lender to address this situation in the near term.

         Baldwin Piano & Organ Company, the maker of America's best selling pianos, has marketed keyboard musical products for over 140 years.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of competitive products and pricing, product demand and market acceptance, reliance on key strategic alliances, fluctuations in operating results and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission.